Exhibit 12.3

CERTIFICATION

I, Javier Malagón Navas, certify that:

1. I have reviewed this 2009 annual report on Form 20-F of Banco Bilbao Vizcaya Argentaria, S.A.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;

4. The company’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the company and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the company’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting; and

5. The company’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the company’s auditors and the audit committee of the company’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal control over financial reporting.

Javier Malagón Navas

Chief Accounting Officer

Date: March 26, 2010

Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2009 (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Francisco González Rodríguez, the Chairman and Chief Executive Officer, Ángel Cano Fernández, the President and Chief Operating Officer, and Javier Malagón Navas, Chief Accounting Officer, of Banco Bilbao Vizcaya Argentaria, S.A., each certifies that, to the best of his knowledge:

1. the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Banco Bilbao Vizcaya Argentaria, S.A.

/s/  Francisco González Rodríguez
Francisco González Rodríguez
Chairman and Chief Executive Officer

/s/  Ángel Cano Fernández
Ángel Cano Fernández
President and Chief Operating Officer

/s/  Javier Malagón Navas
Javier Malagón Navas
Chief Accounting Officer

Date: March 26, 2010